Exhibit 99.1

Popular, Inc. Reports Net Income of $151.3 million for the Year and $3.0 million for the Quarter ended December 31, 2011

  One-time expense of $15.6 million due to implementation of employee retirement window; 369 employees signed up; estimated annual savings of $15 million going forward
  Net interest income decreases $24.5 million, mainly interest on covered loans; net interest margin at 4.30% for Q4
  Provision for non-covered loans falls $26.8 million to $123.9 million in Q4 vs. Q3; ALLL for non-covered loans stable at 3.35%
  Commercial non-performing loan inflows at BPPR for Q4 decreased by $109 million vs. Q3
  Gross revenues stable at $494.1 million in Q4, vs. $491.7 million in Q3
  Net income of $151.3 million for year 2011 vs. $137.4 million for year 2010
  Net income per common share of $0.14 for year 2011
  Provision for loan losses of $575.7 million in 2011 vs. $1.0 billion in 2010

SAN JUAN, Puerto Rico--January 25, 2012--Popular, Inc. (“the Corporation” or “Popular”) (NASDAQ: BPOP) reported net income of $3.0 million for the quarter ended December 31, 2011, compared with net income of $27.5 million for the quarter ended September 30, 2011, and a net loss of $227.1 million for the quarter ended December 31, 2010.

The Corporation’s net income for the year ended December 31, 2011 amounted to $151.3 million, compared with $137.4 million in 2010.

Refer to the accompanying “Financial Supplement to Fourth Quarter 2011 Earnings Release” for detailed financial information and key performance ratios.

Mr. Richard L. Carrión, Chairman of the Board and Chief Executive Officer, said, “The year 2011 was a turnaround year for us. We were able to achieve operational profitability for the first time since 2006 by maintaining strong margins, producing strong and stable top line revenue, and continuing to reduce credit costs. We believe we can build on these results and make further progress in 2012. Based on our current credit trends and our current economic outlook for Puerto Rico and the U.S., we believe that we can continue to reduce credit costs and achieve net income of between $185 million and $200 million during 2012.”

Earnings Highlights – Fourth Quarter 2011 compared to Third Quarter 2011

	Quarter ended		$ Variance	Quarter ended
(Dollars in thousands)	December 31, 2011	September 30, 2011	Q4 vs. Q3 2011	December 31, 2010
Net interest income	$344,780	$369,311	($24,531)	$354,575
Provision for loan losses – non-covered loans	123,908	150,703	(26,795)	354,409
Provision for loan losses – covered loans [1]	55,900	25,573	30,327	-
Net interest income after provision for loan losses	164,972	193,035	(28,063)	166
Non-interest income	149,359	122,390	26,969	105,606
Operating expenses	311,093	282,355	28,738	344,677
Income before income tax	3,238	33,070	(29,832)	(238,905)
Income tax expense (benefit)	263	5,537	(5,274)	(11,764)
Net income (loss)	$2,975	$27,533	($24,558)	($227,141)
Net income (loss) applicable to common stock	$2,044	$26,602	($24,558)	($227,451)
Net income (loss) per common share - basic and diluted	$ -	$0.03	($0.03)	($0.22)
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.

Net interest income

  The net interest margin was 4.30% for the fourth quarter of 2011, compared with 4.45% for the third quarter of 2011. The decrease in net interest income of $24.5 million for the fourth quarter of 2011, compared with the third quarter of 2011, was principally due to a reduction in loan yields, mainly in mortgage loans and the covered loan portfolio, and to a lower volume of investment and trading securities, partially offset by a reduction in the cost of deposits and the volume of borrowings. Refer to Tables D and E for detailed information on average financial condition balances and an analysis of yield / rates by main categories.
  The principal variance in interest income on loans was a reduction in the interest derived from covered loans by $17.4 million, or 124 basis points. This reduction can be attributed primarily to increases in cash flows, assessed in prior periods, for certain loan pools that have a shorter average life than the remaining portfolio. The additional cash flows generated a benefit that based on the pool’s cash flow expectations mainly impacted the results for the second and third quarters of 2011.
  The decline in interest income derived from mortgage loans was $8.2 million, or a reduction in yield of 69 basis points, which was mostly influenced by the partial reversal of the interest receivable on delinquent residential mortgage loans insured by FHA or guaranteed by the VA that are over 18-months past due. The principal repayment on these loans is fully insured.
  The Corporation’s interest expense on deposits decreased by $9.8 million, while their cost went down 17 basis points, reaching 0.99% for the fourth quarter of 2011 and reflecting the continuing progress in repricing the Corporation’s deposit base.
  Interest expense related to borrowings also declined by $4.1 million mainly due to the full repayment of the note payable to the FDIC, which was issued as part of the Westernbank FDIC-assisted transaction.

Provision for loan losses

  The provision for loan losses for the quarter ended December 31, 2011 increased by $3.5 million compared with the third quarter of 2011. There was an increase of $30.3 million in the provision for loan losses on the covered loans, partially offset by a decrease of $26.8 million in the provision for loan losses on the non-covered loans. The increase in the provision for loan losses on the covered loan portfolio was impacted mainly by two particular credit relationships accounted for pursuant to ASC 310-20 which required specific reserves of $28.2 million during the fourth quarter, of which $10.9 million was charged-off during the same quarter. The decrease related to non-covered loans was due to lower provision for loan losses in the Banco Popular de Puerto Rico (“BPPR”) reportable segment by $42.9 million, partially offset by an increase in the Banco Popular North America (“BPNA”) reportable segment of $16.1 million. Refer to the Credit Quality section for the main factors that influenced these variances.

Non-interest income

  FDIC loss share income of $17.4 million was recognized in the fourth quarter of 2011, compared with FDIC loss share expense of $5.4 million for the third quarter of 2011. Refer to Table O for financial information on the covered loans and the composition of the FDIC loss share income. The increase in FDIC loss share income was principally associated with the increase in the provision for loan losses on covered loans.
  Adjustments to indemnity reserves on loans sold or serviced impacted non-interest income with a net unfavorable impact of $3.5 million (expense) during the fourth quarter of 2011, compared with a net expense of $10.3 million for the third quarter of 2011. The main drivers for the reduction of $6.8 million in the expense was the net impact of (1) a reduction of $4.4 million in the representation and warranty reserve adjustment for the BPNA reportable segment since the Corporation reached global settlements with two of the largest counterparties and has seen reduced activity from the remaining parties; and (2) a decrease of $5.8 million in the representation and warranties reserve at the BPPR reportable segment as a result of refinement in estimates based on historical claims and loss expectations, partially offset by (3) an increase in the adjustment to the reserve for residential mortgage loans serviced with recourse of $3.4 million, which reflects lower expected prepayment rates on the serviced portfolio.
  Other operating income increased by $9.9 million mostly due to higher income from investments accounted for under the equity method by approximately $4.3 million and gains of $3.0 million on the sale of former bank premises in the Puerto Rico operations, among the principal factors.

The above favorable variances in non-interest income were partially offset by the following categories:

  Gains on the sale of investment securities available-for-sale amounted to $2.8 million for the fourth quarter of 2011, compared with $8.1 million for the third quarter of 2011, driven by lower volume of securities sold.
  Net gain on sale of loans, including valuation adjustments on loans held-for-sale, amounted to $16.1 million for the fourth quarter of 2011, compared with a net gain of $20.3 million for the third quarter of 2011. The gains recognized during the fourth quarter of 2011 were mainly from the securitization of residential mortgage loans in Puerto Rico. The results for the third quarter of 2011 included the gain on the sale of commercial and construction loans, which contributed with a favorable impact to non-interest income of $17.4 million during that quarter.
  Other service fees decreased by $2.6 million, mostly due to lower debit fees associated in part with a decrease in interchange fees due to the Durbin Amendment to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which was implemented in October 2011 and which limits transactional fees. This reduction in other service fees was partially offset by higher insurance fees in the fourth quarter of 2011, mostly as a result of an increase in contingent commissions driven by business production for the year in the dwelling and flood insurance businesses. Refer to Table F in the Financial Supplement for a breakdown of other service fees.

Operating expenses

  Operating expenses increased by $28.7 million for the fourth quarter of 2011 compared with the third quarter of 2011, principally due to the recognition in December 2011 of $15.6 million in pension costs related to employees that were eligible and signed up for the retirement program. A total of 369 employees will retire effective January 31, 2012. Annual cost savings from this reduction in headcount are estimated to be approximately $15 million. Other categories of operating expenses which had increases were business promotion expense by $4.6 million, mainly due to advertising campaigns related to credit cards and client relationship marketing campaigns during the holidays, as well as from marketing costs associated with the continued BPNA rebranding initiative in Florida and California; and other real estate expenses by $6.7 million, mainly from maintenance costs related to repossessed construction projects. Refer to Table B which provides a breakdown of operating expenses by main categories.

Credit Quality

  Excluding covered loans, the allowance for loan losses to loans held-in-portfolio ratio stood at 3.35% at December 31, 2011, unchanged when compared with September 30, 2011. The general and specific reserves amounted to $635 million and $56 million, respectively, as of December 31, 2011, compared with $634 million and $58 million, respectively, as of September 30, 2011. Refer to Tables H through M for detailed credit quality information, including the activity in the allowance for loan losses.
  Non-performing loans, excluding loans held-for-sale and covered loans, increased $6 million from September 30, 2011 to December 31, 2011, driven principally by an increase in non-performing residential mortgage loans at the BPPR reportable segment, mainly due to loans repurchased under recourse arrangements, partially offset by a reduction in non-performing construction loans held-in-portfolio at the BPPR and BPNA reportable segments. The Corporation has reduced significantly its construction loan portfolio; therefore, the level of problem loans remaining at both reportable segments has declined, driven by the resolution of existing exposures. Refer to Table I for the activity in non-performing commercial and construction loans, excluding covered loans and loans held-for-sale, for the fourth quarter of 2011.
  Excluding covered loans, net charge-offs for the fourth quarter of 2011 declined by $9.1 million, compared with the quarter ended September 30, 2011. The reduction was due to a decrease in net charge-offs in the BPPR reportable segment by $11.4 million, mainly due to lower losses in the BPPR commercial loan portfolio, partially offset by a slight increase in the BPNA reportable segment of $2.2 million. There was an increase of $9.1 million in the net charge-offs on the covered loans, driven principally by one particular credit relationship that was charged-off during the fourth quarter. Refer to Table J for further information on the Corporation’s net charge-offs and related ratios.

Refer to the section below for explanations on the main variances.

BPPR Reportable Segment

  Excluding the impact of the provision for loan losses for the covered loan portfolio, the provision for loan losses for non-covered loans of the BPPR reportable segment totaled $88.1 million for the fourth quarter of 2011, compared with $131.1 million for the third quarter of 2011. The decrease was attributable to lower net charge-offs in the commercial, mortgage and consumer loan portfolios, coupled with an improved outlook in net charge-offs for the consumer loan portfolio due to better macro-economic indicators. These improvements were partially offset by higher reserve requirements for consumer loans restructured under loss mitigation programs. In addition, $12.7 million of the decrease was associated with write-downs on commercial loans transferred from the held-in-portfolio to the held-for-sale category during the third quarter of 2011. These loans were part of the loan sale executed in September 2011.
  Annualized net charge-offs to average non-covered loans held-in-portfolio ratio for the BPPR reportable segment decreased 35 basis points, from 2.49% for the quarter ended September 30, 2011 to 2.14% for the quarter ended December 31, 2011. The decrease was driven by lower net charge-offs in the commercial, consumer and mortgage loan portfolios.
  Non-performing loans of the BPPR reportable segment, excluding loans held-for-sale and covered loans, amounted to $1.4 billion at December 31, 2011, compared with $1.3 billion at September 30, 2011. Non-performing loans of the BPPR residential mortgage loan portfolio increased by $69 million, mainly due to loan repurchases under credit recourse arrangements. This increase was partially offset by reductions in the non-performing commercial and construction loans held-in-portfolio of $22 million and $11 million, respectively.
  Refer to Table L for information on the allowance for loan losses of the Corporation’s Puerto Rico operations. The increase in the allowance for loan losses from September 30, 2011 to December 31, 2011 reflects a higher general reserve component for the commercial and mortgage loan portfolios mostly driven by: (i) higher loss trend mainly observed during the second half of the year on the commercial loan portfolio and (ii) the deterioration in the credit quality of the mortgage loan portfolio. These increases were partially offset by a reduction in the general reserve for the consumer loan portfolio primarily due to stable credit quality performance, which was partially offset by higher specific reserve requirements for consumer loans restructured under loss mitigation programs.

BPNA Reportable Segment

  The provision for loan losses for the BPNA reportable segment amounted to $35.8 million, or 75.0% of net charge-offs, for the fourth quarter of 2011, compared with $19.6 million or 43.2% of net charge-offs for the third quarter of 2011. The increase in the provision for loan losses in the BPNA reportable segment was mainly due to lower release of reserves in the fourth quarter of 2011 compared with the third quarter, principally in the commercial loan portfolio.
  Annualized net charge-offs to average loans held-in-portfolio ratio for the BPNA reportable segment increased 27 basis points, from 3.00% for the quarter ended September 30, 2011 to 3.27% for the quarter ended December 31, 2011. Net charge-offs present a slight increase mostly observed in the commercial and consumer loan segments, partially offset by lower levels in the mortgage loan portfolio. The increase in net charge-offs in the commercial loan portfolio of $3.1 million was the net effect of reduced commercial loan recoveries by $5.3 million and lower charge-offs of $2.2 million.
  Non-performing loans held-in-portfolio of the BPNA reportable segment amounted to $367 million as of December 31, 2011, compared with $395 million as of September 30, 2011. Non-performing construction loans declined $48 million, while non-performing consumer loans declined $2 million. The reduction in non-performing construction loans was mainly due to the resolution of certain existing exposures. The non-performing consumer loan portfolio continues to reflect a decreasing trend and signs of stabilization in the U.S. operations. Non-performing commercial loans increased by $22 million from September 30, 2011, driven principally by one commercial loan relationship with an outstanding balance of approximately $25 million as of December 31, 2011. This particular commercial loan relationship was subject to a $2.3 million charge-off during the fourth quarter of 2011, and did not require a valuation allowance as of year-end.
  Refer to Table M for information on the allowance for loan losses of the BPNA reportable segment. The decline in the allowance for loan losses from September 30, 2011 to December 31, 2011 reflects an overall decrease in the general reserve component, partially offset by an increase in the specific reserve for non-conventional mortgage loans restructured under loss mitigation programs.

Financial Condition Highlights – December 31, 2011 compared to September 30, 2011

  Total assets amounted to $37.3 billion as of December 31, 2011, compared with $38.3 billion as of September 30, 2011. Refer to Table C for a detailed presentation of the Corporation’s Consolidated Statements of Condition.
  Total investment securities, including trading securities and other investment securities, amounted to $5.8 billion as of December 31, 2011 and September 30, 2011.
  Total loans held-in-portfolio declined $235 million from September 30, 2011 to December 31, 2011. Refer to Table G for a breakdown by loan categories. The decline was mostly in covered loans which declined by $164 million from September 30, 2011 to December 31, 2011, principally due to collections.
  Commercial and construction non-covered loans held-in-portfolio decreased $101 million from September 30, 2011 to December 31, 2011, which consisted of a decline of $155 million in the BPNA reportable segment, partially offset by an increase of $54 million in the Puerto Rico operations. The increase in BPPR was mostly from the public and corporate sectors, while the reduction in the BPNA reportable segment was principally due to portfolio runoff of the discontinued lending business, loan amortization and reclassification to other real estate exceeding new and renewal originations. The decline in the consolidated commercial and construction loan portfolio was offset by a greater volume of mortgage loans held-in-portfolio in the Corporation’s Puerto Rico operations, mainly due to loan repurchases under credit recourse agreements.
  Deposits amounted to $27.9 billion as of December 31, 2011, compared with $28.0 billion as of September 30, 2011. Table G presents a breakdown of deposits by major categories.
  The Corporation’s borrowings amounted to $4.3 billion as of December 31, 2011, compared with $5.3 billion as of September 30, 2011. The decrease in borrowings was mostly related to a reduction in principal of $714 million on the note issued to the FDIC as it was fully repaid during the fourth quarter.
  Stockholders’ equity was $3.9 billion as of December 31, 2011, compared with $4.0 billion as of September 30, 2011. Refer to Table A for capital ratios and Table N for Non-GAAP reconciliations.

Forward-Looking Statements

The information included in this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements. Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the fiscal and monetary policies of the federal government and its agencies; (iv) changes in federal bank regulatory and supervisory policies, including required levels of capital; (v) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets in Puerto Rico and the other markets in which borrowers are located; (vi) the performance of the stock and bond markets; (vii) competition in the financial services industry; (viii) possible legislative, tax or regulatory changes; (ix) the impact of the Dodd-Frank Act on our businesses, business practice and cost of operations; and (x) additional Federal Deposit Insurance Corporation assessments. For a discussion of such factors and certain risks and uncertainties to which the Corporation is subject, see the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as its filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, the Corporation assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks 36th by assets among U.S. banks. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey, Illinois, Florida and California.

An electronic version of this press release can be found at the Corporation’s website, www.popular.com.

POPULAR, INC.
Financial Supplement to Fourth Quarter 2011 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarter ended	Quarter ended	Quarter ended	Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2010
Net income (loss) per common share:
Basic and diluted	$0.00	$0.03	($0.22)	$0.14	($0.06)

Average common shares outstanding	1,022,741,800	1,021,660,038	1,021,527,855	1,021,793,932	885,154,040
Average common shares outstanding - assuming dilution	1,022,741,800	1,021,660,038	1,021,527,855	1,022,894,962	885,154,040
Common shares outstanding at end of period	1,025,904,567	1,024,475,398	1,022,727,802	1,025,904,567	1,022,727,802

Market value per common share	$1.39	$1.50	$3.14	$1.39	$3.14

Market Capitalization --- (In millions)	$1,426	$1,537	$3,211	$1,426	$3,211

Return on average assets	0.03%	0.29%	-2.29%	0.40%	0.36%

Return on average common equity	0.21%	2.81%	-23.51%	4.01%	4.37%

Net interest margin [1]	4.30%	4.45%	4.10%	4.34%	3.79%

Common equity per share	$3.77	$3.87	$3.67	$3.77	$3.67

Tangible common book value per common share (non-GAAP)	$3.08	$3.17	$2.98	$3.08	$2.98

Tangible common equity to tangible assets (non-GAAP)	8.62%	8.65%	7.99%	8.62%	7.99%

Tier 1 risk-based capital [2]	15.97%	15.79%	14.52%	15.97%	14.52%

Total risk-based capital [2]	17.25%	17.07%	15.79%	17.25%	15.79%

Tier 1 leverage [2]	10.90%	10.56%	9.70%	10.90%	9.70%

Tier 1 common equity to risk-weighted assets (non-GAAP) [2]	12.10%	12.00%	10.94%	12.10%	10.94%

[1] Not on a taxable equivalent basis.
[2] Capital ratios for the current quarter are estimated.

POPULAR, INC.
Financial Supplement to Fourth Quarter 2011 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)
	Quarter ended	Quarter ended	Variance	Quarter ended	Year ended	Year ended
	December 31,	September 30,	Q4 2011 vs.	December 31,	December 31,	December 31,
(In thousands, except per share information)	2011	2011	Q3 2011	2010	2011	2010
Interest income:
Loans	$399,523	$428,999	$(29,476)	$445,444	$1,694,357	$1,676,734
Money market investments	837	886	(49)	1,058	3,596	5,384
Investment securities	46,758	51,085	(4,327)	53,092	203,941	238,210
Trading account securities	6,275	10,788	(4,513)	7,605	35,607	27,918
Total interest income	453,393	491,758	(38,365)	507,199	1,937,501	1,948,246
Interest expense:
Deposits	56,068	65,868	(9,800)	80,962	269,487	350,881
Short-term borrowings	13,780	13,744	36	14,522	55,258	60,278
Long-term debt	38,765	42,835	(4,070)	57,140	180,764	242,222
Total interest expense	108,613	122,447	(13,834)	152,624	505,509	653,381
Net interest income	344,780	369,311	(24,531)	354,575	1,431,992	1,294,865
Provision for loan losses	179,808	176,276	3,532	354,409	575,720	1,011,880
Net interest income after provision for loan losses	164,972	193,035	(28,063)	166	856,272	282,985
Service charges on deposit accounts	46,162	46,346	(184)	45,938	184,940	195,803
Other service fees	60,097	62,664	(2,567)	71,637	239,720	377,504
Net gain (loss) on sale and valuation adjustments of investment securities	2,800	8,134	(5,334)	(218)	10,844	3,992
Trading account profit	2,610	2,912	(302)	8,303	5,897	16,404
Net gain (loss) on sale of loans, including valuation adjustments
on loans held-for-sale	16,135	20,294	(4,159)	1,478	30,891	15,874
Adjustments (expense) to indemnity reserves on loans sold	(3,481)	(10,285)	6,804	(34,511)	(33,068)	(72,013)
FDIC loss share income (expense)	17,447	(5,361)	22,808	(3,046)	66,791	(25,751)
Fair value change in equity appreciation instrument	-	-	-	7,520	8,323	42,555
Gain on sale of processing and technology business	-	-	-	-	-	640,802
Other operating income	7,589	(2,314)	9,903	8,505	45,939	93,023
Total non-interest income	149,359	122,390	26,969	105,606	560,277	1,288,193
Operating expenses:
Personnel costs
Salaries	77,074	77,455	(381)	77,206	305,018	352,139
Commissions, incentives and other bonuses	10,873	11,630	(757)	12,167	44,421	53,837
Pension, postretirement and medical insurance	26,039	11,385	14,654	14,838	62,219	61,294
Other personnel costs, including payroll taxes	10,561	11,254	(693)	9,818	41,712	46,928
Total personnel costs	124,547	111,724	12,823	114,029	453,370	514,198
Net occupancy expenses	25,891	25,885	6	29,844	102,319	116,203
Equipment	10,526	10,517	9	11,620	43,840	85,851
Other taxes	12,899	12,391	508	11,973	51,885	50,608
Professional fees	50,019	48,756	1,263	56,607	194,942	166,105
Communications	5,917	6,800	(883)	7,277	27,115	38,905
Business promotion	19,225	14,650	4,575	16,912	55,067	46,671
FDIC deposit insurance	25,088	23,285	1,803	17,750	93,728	67,644
Loss on early extinguishment of debt	56	109	(53)	12,361	8,693	38,787
Other real estate owned (OREO)	9,893	3,234	6,659	20,467	21,778	46,789
Credit and debit card processing, volume, interchange and other	3,974	5,416	(1,442)	3,865	17,539	42,613
Other operating expenses	20,377	17,125	3,252	39,714	70,367	102,000
Amortization of intangibles	2,681	2,463	218	2,258	9,654	9,173
Total operating expenses	311,093	282,355	28,738	344,677	1,150,297	1,325,547
Income before income tax	3,238	33,070	(29,832)	(238,905)	266,252	245,631
Income tax expense (benefit)	263	5,537	(5,274)	(11,764)	114,927	108,230
Net income (loss)	$2,975	$27,533	$(24,558)	$(227,141)	$151,325	$137,401
Net income (loss) applicable to common stock	$2,044	$26,602	$(24,558)	$(227,451)	$147,602	$(54,576)
Net income (loss) per common share - basic	$-	$0.03	$(0.03)	$(0.22)	$0.14	$(0.06)
Net income (loss )per common share - diluted	$-	$0.03	$(0.03)	$(0.22)	$0.14	$(0.06)

Popular, Inc.
Financial Supplement to Fourth Quarter 2011 Earnings Release
Table C - Consolidated Statement of Condition
(Unaudited)
				Variance
	December 31,	September 30,	December 31,	Q4 2011 vs.
(In thousands)	2011	2011	2010	Q3 2011
Assets:
Cash and due from banks	$535,282	$567,141	$452,373	$(31,859)
Money market investments	1,376,174	1,269,139	979,295	107,035
Trading account securities, at fair value	436,331	272,939	546,713	163,392
Investment securities available-for-sale, at fair value	5,009,823	5,226,529	5,236,852	(216,706)
Investment securities held-to-maturity, at amortized cost	125,383	128,546	122,354	(3,163)
Other investment securities, at lower of cost or realizable value	179,880	173,569	163,513	6,311
Loans held-for-sale, at lower of cost or fair value	363,093	368,777	893,938	(5,684)
Loans held-in-portfolio:
Loans not covered under loss sharing agreements with the FDIC	20,602,596	20,673,886	20,728,035	(71,290)
Loans covered under loss sharing agreements with the FDIC	4,348,703	4,512,423	4,836,882	(163,720)
Less - Allowance for loan losses	(815,308)	(772,921)	(793,225)	(42,387)
Total loans held-in-portfolio, net	24,135,991	24,413,388	24,771,692	(277,397)
FDIC loss share asset	1,915,128	1,895,059	2,410,219	20,069
Premises and equipment, net	538,486	536,529	545,453	1,957
Other real estate not covered under loss sharing agreements with the FDIC	172,497	166,285	161,496	6,212
Other real estate covered under loss sharing agreements with the FDIC	109,135	84,839	57,565	24,296
Accrued income receivable	125,209	134,263	150,658	(9,054)
Mortgage servicing assets, at fair value	151,323	157,226	166,907	(5,903)
Other assets	1,462,393	2,168,529	1,449,887	(706,136)
Goodwill	648,350	648,353	647,387	(3)
Other intangible assets	63,954	64,212	58,696	(258)
Total assets	$37,348,432	$38,275,323	$38,814,998	$(926,891)
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$5,655,474	$5,527,450	$4,939,321	$128,024
Interest bearing	22,286,653	22,425,890	21,822,879	(139,237)
Total deposits	27,942,127	27,953,340	26,762,200	(11,213)
Federal funds purchased and assets sold under agreements to repurchase	2,141,097	2,601,606	2,412,550	(460,509)
Other short-term borrowings	296,200	166,200	364,222	130,000
Notes payable	1,856,372	2,550,745	4,170,183	(694,373)
Other liabilities	1,193,883	990,831	1,305,312	203,052
Total liabilities	33,429,679	34,262,722	35,014,467	(833,043)
Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	-
Common stock	10,263	10,249	10,229	14
Surplus	4,101,661	4,099,379	4,094,005	2,282
Accumulated deficit	(199,726)	(201,770)	(347,328)	2,044
Treasury stock	(1,057)	(992)	(574)	(65)
Accumulated other comprehensive (loss) income	(42,548)	55,575	(5,961)	(98,123)
Total stockholders’ equity	3,918,753	4,012,601	3,800,531	(93,848)
Total liabilities and stockholders’ equity	$37,348,432	$38,275,323	$38,814,998	$(926,891)

Popular, Inc.
Financial Supplement to Fourth Quarter 2011 Earnings Release
Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER
(Unaudited)

Quarter	Quarter ended			Quarter ended			Quarter ended			Variance			Variance
	December 31, 2011			September 30, 2011			December 31, 2010			Q4 2011 vs Q3 2011			Q4 2011 vs Q4 2010
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions; yields not on a taxable equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$6,635	$53.9	3.24%	$7,540	$62.8	3.32%	$7,654	$61.8	3.22%	($905)	($8.9)	(0.08)%	($1,019)	($7.9)	0.02%
Loans not covered under loss sharing agreements with the FDIC:
Commercial	10,596	131.4	4.92	10,690	134.1	4.98	11,532	147.0	5.06	(94)	(2.7)	(0.06)	(936)	(15.6)	(0.14)
Construction	564	2.3	1.59	698	2.5	1.45	1,208	6.3	2.05	(134)	(0.2)	0.14	(644)	(4.0)	(0.46)
Mortgage	5,402	70.5	5.22	5,326	78.7	5.91	4,743	70.1	5.91	76	(8.2)	(0.69)	659	0.4	(0.69)
Consumer	3,680	95.0	10.25	3,656	95.1	10.32	3,726	97.9	10.43	24	(0.1)	(0.07)	(46)	(2.9)	(0.18)
Lease financing	562	11.9	8.44	572	12.8	8.93	601	13.4	8.94	(10)	(0.9)	(0.49)	(39)	(1.5)	(0.50)
Total loans not covered under loss sharing agreements with the FDIC	20,804	311.1	5.95	20,942	323.2	6.14	21,810	334.7	6.10	(138)	(12.1)	(0.19)	(1,006)	(23.6)	(0.15)
Loans covered under loss sharing agreements with the FDIC	4,401	88.4	7.99	4,557	105.8	9.23	4,974	110.7	8.84	(156)	(17.4)	(1.24)	(573)	(22.3)	(0.85)
Total loans	25,205	399.5	6.30	25,499	429.0	6.69	26,784	445.4	6.61	(294)	(29.5)	(0.39)	(1,579)	(45.9)	(0.31)
Total interest earning assets	31,840	$453.4	5.66%	33,039	$491.8	5.92%	34,438	$507.2	5.86%	(1,199)	($38.4)	(0.26)%	(2,598)	($53.8)	(0.20)%
Allowance for loan losses	(751)			(749)			(1,188)			(2)			437
Other non-interest earning assets	5,655			5,704			6,177			(49)			(522)
Total average assets	$36,744			$37,994			$39,427			($1,250)			($2,683)

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$5,199	$6.4	0.49%	$5,284	$7.3	0.55%	$4,933	$9.1	0.74%	($85)	($0.9)	(0.06)%	$266	($2.7)	(0.25)%
Savings	6,475	6.4	0.39	6,307	8.6	0.54	6,234	13.7	0.87	168	(2.2)	(0.15)	241	(7.3)	(0.48)
Time deposits	10,685	43.3	1.61	10,876	50.0	1.82	10,966	58.1	2.10	(191)	(6.7)	(0.21)	(281)	(14.8)	(0.49)
Total interest bearing deposits	22,359	56.1	0.99	22,467	65.9	1.16	22,133	80.9	1.45	(108)	(9.8)	(0.17)	226	(24.8)	(0.46)
Borrowings	4,507	52.5	4.65	5,675	56.6	3.98	7,224	71.7	3.96	(1,168)	(4.1)	0.67	(2,717)	(19.2)	0.69
Total interest bearing liabilities	26,866	108.6	1.61	28,142	122.5	1.73	29,357	152.6	2.07	(1,276)	(13.9)	(0.12)	(2,491)	(44.0)	(0.46)
Net interest spread			4.05%			4.19%			3.79%			(0.14)%			0.26%
Non-interest bearing deposits	5,165			5,095			5,011			70			154
Other liabilities	895			956			1,175			(61)			(280)
Stockholders' equity	3,818			3,801			3,884			17			(66)
Total average liabilities and stockholders' equity	$36,744			$37,994			$39,427			($1,250)			($2,683)

Net interest income / margin non-taxable equivalent basis		$344.8	4.30%		$369.3	4.45%		$354.6	4.10%		($24.5)	(0.15)%		($9.8)	0.20%

Popular, Inc.
Financial Supplement to Fourth Quarter 2011 Earnings Release
Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE
(Unaudited)

Year-to-date	Year ended			Year ended			Variance
	December 31, 2011			December 31, 2010			YTD 2011 vs. 2010
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions; yields not on a taxable equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$7,314	$243.1	3.32%	$8,332	$271.5	3.26%	($1,018)	($28.4)	0.06%
Loans not covered under loss sharing agreements with the FDIC:
Commercial	10,889	541.9	4.98	11,889	613.8	5.16	(1,000)	(71.9)	(0.18)
Construction	731	10.8	1.48	1,458	29.5	2.03	(727)	(18.7)	(0.55)
Mortgage	5,153	302.0	5.86	4,627	274.5	5.93	526	27.5	(0.07)
Consumer	3,654	376.2	10.30	3,854	400.7	10.40	(200)	(24.5)	(0.10)
Lease financing	577	50.8	8.81	629	55.1	8.77	(52)	(4.3)	0.04
Total loans not covered under loss sharing agreements with the FDIC	21,004	1,281.7	6.10	22,457	1,373.6	6.12	(1,453)	(91.9)	(0.02)
Loans covered under loss sharing agreements with the FDIC	4,613	412.7	8.95	3,365	303.1	9.01	1,248	109.6	(0.06)
Total loans	25,617	1,694.4	6.61	25,822	1,676.7	6.49	(205)	17.7	0.12
Total interest earning assets	32,931	$1,937.5	5.88%	34,154	$1,948.2	5.70%	(1,223)	($10.7)	0.18%
Allowance for loan losses	(746)			(1,236)			490
Other non-interest earning assets	5,881			5,461			420
Total average assets	$38,066			$38,379			($313)

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$5,204	$31.0	0.60%	$4,981	$39.8	0.80%	$223	($8.8)	(0.20)%
Savings	6,321	37.5	0.59	5,970	54.0	0.90	351	(16.5)	(0.31)
Time deposits	10,920	201.0	1.84	10,967	257.1	2.34	(47)	(56.1)	(0.50)
Total interest bearing deposits	22,445	269.5	1.20	21,918	350.9	1.60	527	(81.4)	(0.40)
Borrowings	5,847	236.0	4.04	7,448	302.4	4.06	(1,601)	(66.4)	(0.02)
Total interest bearing liabilities	28,292	505.5	1.79	29,366	653.3	2.22	(1,074)	(147.8)	(0.43)
Net interest spread			4.09%			3.48%			0.61%
Non-interest bearing deposits	5,058			4,732			326
Other liabilities	983			1,022			(39)
Stockholders' equity	3,733			3,259			474
Total average liabilities and stockholders' equity	$38,066			$38,379			($313)

Net interest income / margin non-taxable equivalent basis		$1,432.0	4.34%		$1,294.9	3.79%		$137.1	0.55%

Popular, Inc.
Financial Supplement to Fourth Quarter 2011 Earnings Release
Table F - Breakdown of Other Service Fees
(Unaudited)

	Quarters ended			Variance	Variance
	December 31,	September 30,	December 31,	Q4 2011 vs.	Q4 2011 vs.
(In thousands)	2011	2011	2010	Q3 2011	Q4 2010
Other service fees:
Debit card fees	$9,664	$13,075	$17,159	$(3,411)	$(7,495)
Insurance fees	16,471	13,785	14,839	2,686	1,632
Credit card fees and discounts	12,943	13,738	11,094	(795)	1,849
Sale and administration of investment products	9,686	9,915	8,992	(229)	694
Mortgage servicing fees, net of fair value adjustments	1,449	2,120	9,314	(671)	(7,865)
Trust fees	3,722	4,006	4,049	(284)	(327)
Processing fees	1,718	1,684	1,665	34	53
Other fees	4,444	4,341	4,525	103	(81)
Total other service fees	$60,097	$62,664	$71,637	$(2,567)	$(11,540)

	Year ended
	December 31,	December 31,	Variance
(In thousands)	2011	2010	2011 vs. 2010
Other service fees:
Debit card fees	$49,459	$100,639	$(51,180)
Insurance fees	54,390	49,768	4,622
Credit card fees and discounts	49,049	84,786	(35,737)
Sale and administration of investment products	34,388	37,783	(3,395)
Mortgage servicing fees, net of fair value adjustments	12,098	24,801	(12,703)
Trust fees	15,333	14,217	1,116
Processing fees	6,839	45,055	(38,216)
Other fees	18,164	20,455	(2,291)
Total other service fees	$239,720	$377,504	$(137,784)

Popular, Inc.
Financial Supplement to Fourth Quarter 2011 Earnings Release
Table G - Loans and Deposits
(Unaudited)

Loans - Ending Balances
				Variance
(in thousands)	December 31, 2011	September 30, 2011	December 31, 2010	Q4 2011 vs. Q3 2011	Q4 2011 vs. Q4 2010
Loans not covered under FDIC loss sharing agreements:
Commercial	$10,534,886	$10,588,919	$11,393,485	$(54,033)	$(858,599)
Construction	311,628	358,060	500,851	(46,432)	(189,223)
Lease financing	563,867	571,068	602,993	(7,201)	(39,126)
Mortgage	5,518,460	5,466,503	4,524,722	51,957	993,738
Consumer	3,673,755	3,689,336	3,705,984	(15,581)	(32,229)
Total non-covered loans held-in-portfolio	$20,602,596	$20,673,886	$20,728,035	$(71,290)	$(125,439)
Loans covered under FDIC loss sharing agreements	4,348,703	4,512,423	4,836,882	(163,720)	(488,179)
Total loans held-in-portfolio	$24,951,299	$25,186,309	$25,564,917	$(235,010)	$(613,618)
Loans held-for-sale:
Commercial	$26,198	$24,191	$60,528	$2,007	$(34,330)
Construction	236,045	234,336	412,744	1,709	(176,699)
Mortgage	100,850	110,250	420,666	(9,400)	(319,816)
Total loans held-for-sale	363,093	368,777	893,938	(5,684)	(530,845)
Total loans	$25,314,392	$25,555,086	$26,458,855	$(240,694)	$(1,144,463)

Deposits - Ending Balances
				Variance
(In thousands)	December 31, 2011	September 30, 2011	December 31, 2010	Q4 2011 vs. Q3 2011	Q4 2011 vs. Q4 2010
Demand deposits [1]	$6,256,530	$6,149,514	$5,501,430	$107,016	$755,100
Savings, NOW and money market deposits (non-brokered)	10,762,869	10,787,782	10,371,580	(24,913)	391,289
Savings, NOW and money market deposits (brokered)	212,688	100,002	-	112,686	212,688
Time deposits (non-brokered)	7,552,434	8,005,247	8,594,759	(452,813)	(1,042,325)
Time deposits (brokered CDs)	3,157,606	2,910,795	2,294,431	246,811	863,175
Total deposits	$27,942,127	$27,953,340	$26,762,200	$(11,213)	$1,179,927
[1] Includes interest and non-interest bearing deposits.

Popular, Inc.
Financial Supplement to Fourth Quarter 2011 Earnings Release
Table H - Non-Performing Assets
(Unaudited)
							Variance
(Dollars in thousands)	December 31, 2011	As a percentage of loans HIP by category	September 30, 2011	As a percentage of loans HIP by category	December 31, 2010	As a percentage of loans HIP by category	Q4 2011 vs. Q3 2011	Q4 2011 vs. Q4 2010
Commercial	$872,873	8.3%	$872,581	8.2%	$725,027	6.4%	$292	$147,846
Construction	128,999	41.4	187,914	52.5	238,554	47.6	(58,915)	(109,555)
Lease financing	5,808	1.0	4,194	0.7	5,937	1.0	1,614	(129)
Mortgage	686,502	12.4	617,723	11.3	542,033	12.0	68,779	144,469
Consumer	43,668	1.2	49,259	1.3	60,302	1.6	(5,591)	(16,634)
Total non-performing loans held-in-
portfolio, excluding covered loans	1,737,850	8.4%	1,731,671	8.4%	1,571,853	7.6%	6,179	165,997
Non-performing loans held-for-sale [1]	262,302		259,776		671,757		2,526	(409,455)
Other real estate owned (“OREO”),
excluding covered OREO	172,497		166,285		161,496		6,212	11,001
Total non-performing assets,
excluding covered assets	2,172,649		2,157,732		2,405,106		14,917	(232,457)
Covered loans and OREO	192,771		95,801		83,539		96,970	109,232
Total non-performing assets	$2,365,420		$2,253,533		$2,488,645		$111,887	$(123,225)
Accruing loans past due 90 days or more [2]	$316,614		$329,473		$338,359		$(12,859)	$(21,745)
Ratios excluding covered loans:
Non-performing loans held-in-portfolio
to loans held-in-portfolio	8.44%		8.38%		7.58%
Allowance for loan losses to loans
held-in-portfolio	3.35		3.35		3.83
Allowance for loan losses to
non-performing loans, excluding
held-for-sale	39.73		39.99		50.46
Ratios including covered loans:
Non-performing loans held-in-portfolio
to loans held-in-portfolio	7.30%		6.92%		6.25%
Allowance for loan losses to loans
held-in-portfolio	3.27		3.07		3.10
Allowance for loan losses to non-performing
loans, excluding held-for-sale	44.76		44.35		49.64

[1] Non-performing loans held-for-sale as of December 31, 2011 consisted of $236 million in construction loans, $26 million in commercial loans and none in mortgage loans (September 30, 2011 - $235 million, $24 million and $1 million, respectively; December 31, 2010 - $412 million, $61 million, and $199 million, respectively).

[2] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to nonperforming since the principal repayment is insured. These balances include $51 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of December 31, 2011.

Popular, Inc.
Financial Supplement to Fourth Quarter 2011 Earnings Release
Table I - Activity in Non-performing Loans
(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended	Quarter ended	Quarter ended
	December 31, 2011	December 31, 2011	December 31, 2011
(In thousands)	BPPR	BPNA	Popular, Inc.
Beginning Balance NPLs - September 30, 2011	$652,937	$219,644	$872,581
Plus:
New non-performing loans	93,404	76,627	170,031
Advances on existing non-performing loans	-	34	34
Less:
Non-performing loans transferred to OREO	(4,685)	(3,378)	(8,063)
Non-performing loans charged-off	(50,281)	(33,350)	(83,631)
Loans returned to accrual status / loan collections	(60,204)	(12,399)	(72,603)
Loans transferred to held-for-sale	-	(5,476)	(5,476)
Ending balance NPLs - December 31, 2011	$631,171	$241,702	$872,873

Construction loans held-in-portfolio:
	Quarter ended	Quarter ended	Quarter ended
	December 31, 2011	December 31, 2011	December 31, 2011
(In thousands)	BPPR	BPNA	Popular, Inc.
Beginning Balance NPLs - September 30, 2011	$64,971	$122,943	$187,914
Plus:
New non-performing loans	7,385	-	7,385
Advances on existing non-performing loans	-	34	34
Less:
Non-performing loans transferred to OREO	-	(13,149)	(13,149)
Non-performing loans charged-off	(3,689)	(7,905)	(11,594)
Loans returned to accrual status / loan collections	(14,808)	(19,239)	(34,047)
Loans transferred to held-for-sale	-	(7,544)	(7,544)
Ending balance NPLs - December 31, 2011	$53,859	$75,140	$128,999

Commercial loans held-in-portfolio:
	Quarter ended	Quarter ended	Quarter ended
	September 30, 2011	September 30, 2011	September 30, 2011
(In thousands)	BPPR	BPNA	Popular, Inc.
Beginning Balance NPLs - June 30, 2011	$557,421	$227,166	$784,587
Plus:
New non-performing loans	197,365	68,810	266,175
Advances on existing non-performing loans	4,864	226	5,090
Less:
Non-performing loans transferred to OREO	(2,171)	(4,604)	(6,775)
Non-performing loans charged-off	(58,510)	(36,055)	(94,565)
Loans returned to accrual status / loan collections	(22,165)	(35,899)	(58,064)
Loans transferred to held-for-sale	(23,867)	-	(23,867)
Ending balance NPLs - September 30, 2011	$652,937	$219,644	$872,581

Construction loans held-in-portfolio:
	Quarter ended	Quarter ended	Quarter ended
	September 30, 2011	September 30, 2011	September 30, 2011
(In thousands)	BPPR	BPNA	Popular, Inc.
Beginning Balance NPLs - June 30, 2011	$58,691	$139,544	$198,235
Plus:
New non-performing loans	14,324	7,829	22,153
Advances on existing non-performing loans	2,116	101	2,217
Less:
Non-performing loans transferred to OREO	-	(2,824)	(2,824)
Non-performing loans charged-off	(563)	(8,554)	(9,117)
Loans returned to accrual status / loan collections	(9,597)	(13,153)	(22,750)
Loans transferred to held-for-sale	-	-	-
Ending balance NPLs - September 30, 2011	$64,971	$122,943	$187,914

Popular, Inc.
Financial Supplement to Fourth Quarter 2011 Earnings Release
Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarter ended					Quarter ended					Quarter ended
	December 31,					September 30,					December 31,
(Dollars in thousands)	2011		2011	2011		2011		2011	2011		2010
	Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total		Total [1]
Balance at beginning of period	$692,500		$80,421	$772,921		$689,678		$57,169	$746,847		$1,243,994
Provision for loan losses	123,908		55,900	179,808		150,703		25,573	176,276		354,409
	816,408		136,321	952,729		840,381		82,742	923,123		1,598,403
Net loans charged-off (recovered):
Commercial BPPR	48,428		10,526	58,954		58,509		1,278	59,787		109,348
Commercial BPNA	26,019		-	26,019		22,892		-	22,892		78,398
Construction BPPR	3,820		8	3,828		(81)		(1,500)	(1,581)		176,449
Construction BPNA	4,044		-	4,044		3,664		-	3,664		43,098
Lease financing BPPR	1,233		-	1,233		401		-	401		1,097
Lease financing BPNA	(36)		-	(36)		25		-	25		326
Mortgage BPPR	5,236		746	5,982		7,560		65	7,625		7,169
Mortgage BPNA	3,501		-	3,501		6,086		-	6,086		11,596
Consumer BPPR	19,592		96	19,688		23,278		2,478	25,756		31,757
Consumer BPNA	14,208		-	14,208		12,841		-	12,841		18,733
	126,045		11,376	137,421		135,175		2,321	137,496		477,971
Net write-downs (recoveries) related to loans transferred to loans held-for-sale	-		-	-		12,706		-	12,706		327,207
Balance at end of period	$690,363		$124,945	$815,308		$692,500		$80,421	$772,921		$793,225
Ratios:
Annualized net charge-offs to average loans
held-in-portfolio	2.46%			2.21%		2.64%			2.20%		7.17%
Provision for loan losses to net charge-offs	0.98	x		1.31	x	1.11	x		1.28	x	0.74	x
[1] There was no allowance for loan losses on covered loans as of December 31, 2010. The ratio of annualized net charge-offs to average loans held-in-portfolio, excluding covered loans, was 8.82% for the quarter ended December 31, 2010.

	Year ended					Year ended
	December 31,					December 31,
(Dollars in thousands)	2011		2011	2011		2010
	Non-covered loans		Covered loans	Total		Total [1]
Balance at beginning of period	$793,225		$-	$793,225		$1,261,204
Provision for loan losses	430,085		145,635	575,720		1,011,880
	1,223,310		145,635	1,368,945		2,273,084
Net loans charged-off (recovered):
Commercial BPPR	195,388		13,774	209,162		231,133
Commercial BPNA	114,214		-	114,214		207,163
Construction BPPR	5,816		2,853	8,669		289,150
Construction BPNA	17,443		-	17,443		105,837
Lease financing BPPR	3,444		-	3,444		6,459
Lease financing BPNA	167		-	167		3,968
Mortgage BPPR	27,624		811	28,435		21,712
Mortgage BPNA	14,187		-	14,187		73,067
Consumer BPPR	98,647		3,252	101,899		131,783
Consumer BPNA	57,118		-	57,118		82,380
	534,048		20,690	554,738		1,152,652
Net write-downs (recoveries) related to loans transferred to loans held-for-sale	(1,101)		-	(1,101)		327,207
Balance at end of period	$690,363		$124,945	$815,308		$793,225
Ratios:
Net charge-offs to average loans held-in-portfolio	2.61%			2.21%		4.48%
Provision for loan losses to net charge-offs	0.81	x		1.04	x	0.88	x
[1] There was no allowance for loan losses on covered loans as of December 31, 2010. The ratio of annualized net charge-offs to average loans held-in-portfolio, excluding covered loans, was 5.15% for the year ended December 31, 2010.

Popular, Inc.
Financial Supplement to Fourth Quarter 2011 Earnings Release
Table K - Allowance for Loan Losses - Breakdown of general and specific reserves - CONSOLIDATED
(Unaudited)

December 31, 2011
(Dollars in thousands)		Commercial	Construction	Lease Financing	Mortgage	Consumer	Total [2]
Specific ALLL		$8,874	$-	$793	$29,063	$17,046	$55,776
Impaired loans	[1]	$530,498	$120,580	$6,104	$382,880	$140,108	$1,180,170
Specific ALLL to impaired loans	[1]	1.67%	-%	12.99%	7.59%	12.17%	4.73%
General ALLL		$401,414	$13,613	$4,098	$73,198	$142,264	$634,587
Loans held-in-portfolio, excluding impaired loans	[1]	$10,004,388	$191,048	$557,763	$5,135,580	$3,533,647	$19,422,426
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	4.01%	7.13%	0.73%	1.43%	4.03%	3.27%
Total ALLL		$410,288	$13,613	$4,891	$102,261	$159,310	$690,363
Total non-covered loans held-in-portfolio	[1]	$10,534,886	$311,628	$563,867	$5,518,460	$3,673,755	$20,602,596
ALLL to loans held-in-portfolio	[1]	3.89%	4.37%	0.87%	1.85%	4.34%	3.35%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.

[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of December 31, 2011, the general allowance on the covered loans amounted to $98 million, while the specific reserve amounted to $27 million.

September 30, 2011
(Dollars in thousands)		Commercial	Construction	Lease Financing	Mortgage	Consumer	Total [2]
Specific ALLL		$21,240	$1,335	$46	$28,192	$7,665	$58,478
Impaired loans	[1]	$519,827	$180,694	$6,568	$313,951	$147,053	$1,168,093
Specific ALLL to impaired loans	[1]	4.09%	0.74%	0.70%	8.98%	5.21%	5.01%
General ALLL		$383,907	$13,900	$4,703	$67,689	$163,823	$634,022
Loans held-in-portfolio, excluding impaired loans	[1]	$10,069,092	$177,366	$564,500	$5,152,552	$3,542,283	$19,505,793
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	3.81%	7.84%	0.83%	1.31%	4.62%	3.25%
Total ALLL		$405,147	$15,235	$4,749	$95,881	$171,488	$692,500
Total non-covered loans held-in-portfolio	[1]	$10,588,919	$358,060	$571,068	$5,466,503	$3,689,336	$20,673,886
ALLL to loans held-in-portfolio	[1]	3.83%	4.25%	0.83%	1.75%	4.65%	3.35%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.

[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of September 30, 2011, the general allowance on the covered loans amounted to $79 million, while the specific reserve amounted to $1 million.

Variance December 31, 2011 versus September 30, 2011
(Dollars in thousands)		Commercial	Construction	Lease Financing	Mortgage	Consumer	Total
Specific ALLL		$(12,366)	$(1,335)	$747	$871	$9,381	$(2,702)
Impaired loans		$10,671	$(60,114)	$(464)	$68,929	$(6,945)	$12,077

General ALLL		$17,507	$(287)	$(605)	$5,509	$(21,559)	$565
Loans held-in-portfolio, excluding impaired loans		$(64,704)	$13,682	$(6,737)	$(16,972)	$(8,636)	$(83,367)

Total ALLL		$5,141	$(1,622)	$142	$6,380	$(12,178)	$(2,137)
Total non-covered loans held-in-portfolio		$(54,033)	$(46,432)	$(7,201)	$51,957	$(15,581)	$(71,290)

December 31, 2010
(Dollars in thousands)		Commercial	Construction	Lease Financing	Mortgage	Consumer	Total [2]
Specific ALLL		$8,550	$216	$-	$5,004	$-	$13,770
Impaired loans	[1]	$445,968	$231,322	$-	$121,209	$-	$798,499
Specific ALLL to impaired loans	[1]	1.92%	0.09%	-%	4.13%	-%	1.72%
General ALLL		$453,841	$47,508	$13,153	$65,864	$199,089	$779,455
Loans held-in-portfolio, excluding impaired loans	[1]	$10,947,517	$269,529	$602,993	$4,403,513	$3,705,984	$19,929,536
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	4.15%	17.63%	2.18%	1.50%	5.37%	3.91%
Total ALLL		$462,391	$47,724	$13,153	$70,868	$199,089	$793,225
Total non-covered loans held-in-portfolio	[1]	$11,393,485	$500,851	$602,993	$4,524,722	$3,705,984	$20,728,035
ALLL to loans held-in-portfolio	[1]	4.06%	9.53%	2.18%	1.57%	5.37%	3.83%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of December 31, 2010, there was no allowance on these covered loans.

Popular, Inc.
Financial Supplement to Fourth Quarter 2011 Earnings Release
Table L - Allowance for Loan Losses - Breakdown of general and specific reserves - PUERTO RICO OPERATIONS
(Unaudited)

As of December 31, 2011
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$7,486	$-	$14,944	$793	$16,915	$40,138
General ALLL non-covered loans	247,967	5,850	57,378	3,858	98,211	413,264
ALLL - non-covered loans	255,453	5,850	72,322	4,651	115,126	453,402
Specific ALLL covered loans	27,086	-	-	-	-	27,086
General ALLL covered loans	67,386	20,435	5,310	-	4,728	97,859
ALLL - covered loans	94,472	20,435	5,310	-	4,728	124,945
Total ALLL	$349,925	$26,285	$77,632	$4,651	$119,854	$578,347
Loans held-in-portfolio:
Impaired non-covered loans	$358,910	$48,075	$333,346	$6,104	$137,582	$884,017
Non-covered loans held-in-portfolio, excluding impaired loans	6,111,672	112,866	4,356,137	542,602	2,832,845	13,956,122
Non-covered loans held-in-portfolio	6,470,582	160,941	4,689,483	548,706	2,970,427	14,840,139
Impaired covered loans	76,798	-	-	-	-	76,798
Covered loans held-in-portfolio, excluding impaired loans	2,435,944	546,826	1,172,954	-	116,181	4,271,905
Covered loans held-in-portfolio	2,512,742	546,826	1,172,954	-	116,181	4,348,703
Total loans held-in-portfolio	$8,983,324	$707,767	$5,862,437	$548,706	$3,086,608	$19,188,842

As of September 30, 2011
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$20,941	$569	$16,682	$46	$7,546	$45,784
General ALLL non-covered loans	224,807	4,438	48,747	3,858	115,954	397,804
ALLL - non-covered loans	245,748	5,007	65,429	3,904	123,500	443,588
Specific ALLL covered loans	1,634	-	-	-	-	1,634
General ALLL covered loans	61,840	9,926	2,296	-	4,725	78,787
ALLL - covered loans	63,474	9,926	2,296	-	4,725	80,421
Total ALLL	$309,222	$14,933	$67,725	$3,904	$128,225	$524,009
Loans held-in-portfolio:
Impaired non-covered loans	$378,180	$61,750	$282,402	$6,568	$142,438	$871,338
Non-covered loans held-in-portfolio, excluding impaired loans	6,035,309	102,164	4,350,938	546,557	2,822,057	13,857,025
Non-covered loans held-in-portfolio	6,413,489	163,914	4,633,340	553,125	2,964,495	14,728,363
Impaired covered loans	2,675	-	-	-	-	2,675
Covered loans held-in-portfolio, excluding impaired loans	2,571,401	599,990	1,217,434	-	120,923	4,509,748
Covered loans held-in-portfolio	2,574,076	599,990	1,217,434	-	120,923	4,512,423
Total loans held-in-portfolio	$8,987,565	$763,904	$5,850,774	$553,125	$3,085,418	$19,240,786

Variance December 31, 2011 versus September 30, 2011
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$(13,455)	$(569)	$(1,738)	$747	$9,369	$(5,646)
General ALLL non-covered loans	23,160	1,412	8,631	-	(17,743)	15,460
ALLL - non-covered loans	9,705	843	6,893	747	(8,374)	9,814
Specific ALLL covered loans	25,452	-	-	-	-	25,452
General ALLL covered loans	5,546	10,509	3,014	-	3	19,072
ALLL - covered loans	30,998	10,509	3,014	-	3	44,524
Total ALLL	$40,703	$11,352	$9,907	$747	$(8,371)	$54,338
Loans held-in-portfolio:
Impaired non-covered loans	$(19,270)	$(13,675)	$50,944	$(464)	$(4,856)	$12,679
Non-covered loans held-in-portfolio, excluding impaired loans	76,363	10,702	5,199	(3,955)	10,788	99,097
Non-covered loans held-in-portfolio	57,093	(2,973)	56,143	(4,419)	5,932	111,776
Impaired covered loans	74,123	-	-	-	-	74,123
Covered loans held-in-portfolio, excluding impaired loans	(135,457)	(53,164)	(44,480)	-	(4,742)	(237,843)
Covered loans held-in-portfolio	(61,334)	(53,164)	(44,480)	-	(4,742)	(163,720)
Total loans held-in-portfolio	$(4,241)	$(56,137)	$11,663	$(4,419)	$1,190	$(51,944)

As of December 31, 2010
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$8,550	$216	$5,004	$-	$-	$13,770
General ALLL non-covered loans	248,093	15,858	37,025	7,154	133,531	441,661
ALLL - non-covered loans	256,643	16,074	42,029	7,154	133,531	455,431
ALLL - covered loans	-	-	-	-	-	-
Total ALLL	$256,643	$16,074	$42,029	$7,154	$133,531	$455,431
Loans held-in-portfolio:
Impaired non-covered loans	$310,582	$65,698	$121,209	$-	$-	$497,489
Non-covered loans held-in-portfolio, excluding impaired loans	6,406,434	102,658	3,528,491	572,787	2,897,835	13,508,205
Non-covered loans held-in-portfolio	6,717,016	168,356	3,649,700	572,787	2,897,835	14,005,694
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	2,771,987	635,892	1,259,253	-	169,750	4,836,882
Covered loans held-in-portfolio	2,771,987	635,892	1,259,253	-	169,750	4,836,882
Total loans held-in-portfolio	$9,489,003	$804,248	$4,908,953	$572,787	$3,067,585	$18,842,576

Popular, Inc.
Financial Supplement to Fourth Quarter 2011 Earnings Release
Table M - Allowance for Loan Losses - Breakdown of general and specific reserves - U.S. MAINLAND OPERATIONS
(Unaudited)

As of December 31, 2011
U.S. Mainland
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$1,388	$-	$14,119	$-	$131	$15,638
General ALLL	153,447	7,763	15,820	240	44,053	221,323
Total ALLL	154,835	7,763	29,939	240	44,184	236,961
Loans held-in-portfolio:
Impaired loans	171,588	72,505	49,534	-	2,526	296,153
Loans held-in-portfolio, excluding impaired loans	3,892,716	78,182	779,443	15,161	700,802	5,466,304
Total loans held-in-portfolio	$4,064,304	$150,687	$828,977	$15,161	$703,328	$5,762,457

As of September 30, 2011
U.S. Mainland
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$299	$766	$11,510	$-	$119	$12,694
General ALLL	159,100	9,462	18,942	845	47,869	236,218
Total ALLL	159,399	10,228	30,452	845	47,988	248,912
Loans held-in-portfolio:
Impaired loans	141,647	118,944	31,549	-	4,615	296,755
Loans held-in-portfolio, excluding impaired loans	4,033,783	75,202	801,614	17,943	720,226	5,648,768
Total loans held-in-portfolio	$4,175,430	$194,146	$833,163	$17,943	$724,841	$5,945,523

Variance December 31, 2011 versus September 30, 2011
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$1,089	$(766)	$2,609	$-	$12	$2,944
General ALLL	(5,653)	(1,699)	(3,122)	(605)	(3,816)	(14,895)
Total ALLL	(4,564)	(2,465)	(513)	(605)	(3,804)	(11,951)
Loans held-in-portfolio:
Impaired loans	29,941	(46,439)	17,985	-	(2,089)	(602)
Loans held-in-portfolio, excluding impaired loans	(141,067)	2,980	(22,171)	(2,782)	(19,424)	(182,464)
Total loans held-in-portfolio	$(111,126)	$(43,459)	$(4,186)	$(2,782)	$(21,513)	$(183,066)

As of December 31, 2010
U.S. Mainland
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$-	$-	$-
General ALLL	205,748	31,650	28,839	5,999	65,558	337,794
Total ALLL	205,748	31,650	28,839	5,999	65,558	337,794
Loans held-in-portfolio:
Impaired loans	135,386	165,624	-	-	-	301,010
Loans held-in-portfolio, excluding impaired loans	4,541,083	166,871	875,022	30,206	808,149	6,421,331
Total loans held-in-portfolio	$4,676,469	$332,495	$875,022	$30,206	$808,149	$6,722,341

Popular, Inc.
Financial Supplement to Fourth Quarter 2011 Earnings Release
Table N - Reconciliation to GAAP Financial Measures
(Unaudited)

(In thousands, except share or per share information)		December 31, 2011	September 30, 2011	December 31, 2010
Total stockholders’ equity		$3,918,753	$4,012,601	$3,800,531
Less: Preferred stock		(50,160)	(50,160)	(50,160)
Less: Goodwill		(648,350)	(648,353)	(647,387)
Less: Other intangibles		(63,954)	(64,212)	(58,696)
Total tangible common equity		$3,156,289	$3,249,876	$3,044,288
Total assets		$37,348,432	$38,275,323	$38,814,998
Less: Goodwill		(648,350)	(648,353)	(647,387)
Less: Other intangibles		(63,954)	(64,212)	(58,696)
Total tangible assets		$36,636,128	$37,562,758	$38,108,915
Tangible common equity to tangible assets		8.62%	8.65%	7.99%
Common shares outstanding at end of period		1,025,904,567	1,024,475,398	1,022,727,802
Tangible book value per common share		$3.08	$3.17	$2.98

(In thousands)		December 31, 2011	September 30, 2011	December 31, 2010
Common stockholders’ equity		$3,868,593	$3,962,441	$3,750,371
Less: Unrealized gains on available-for-sale securities, net of tax	[1]	(203,078)	(209,120)	(159,700)
Less: Disallowed deferred tax assets	[2]	(249,325)	(222,601)	(231,475)
Less: Intangible assets:
Goodwill		(648,350)	(648,353)	(647,387)
Other disallowed intangibles		(29,655)	(31,272)	(26,749)
Less: Aggregate adjusted carrying value of all non-financial equity investments		(1,189)	(1,525)	(1,538)
Add: Pension liability adjustment, net of tax and accumulated net gains (losses) on cash flow hedges	[3]	216,798	125,004	129,511
Total Tier 1 common equity		$2,953,794	$2,974,574	$2,813,033

[1] In accordance with regulatory risk-based capital guidelines, Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

[2] Approximately $150 million of the Corporation’s $430 million of net deferred tax assets at December 31, 2011 (September 30, 2011 - $126 million and $342 million, respectively; December 31, 2010 - $144 million and $388 million, respectively), were included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $249 million of such assets at December 31, 2011 (September 30, 2011 - $223 million; December 31, 2010 - $231 million) exceeded the limitation imposed by these guidelines and, as “disallowed deferred tax assets”, were deducted in arriving at Tier 1 capital. The remaining $31 million of the Corporation’s other net deferred tax assets at December 31, 2011 (September 30, 2011 - $7 million; December 31, 2010 - $13 million) represented primarily the following items (a) the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines; (b) the deferred tax asset corresponding to the pension liability adjustment recorded as part of accumulated other comprehensive income; and (c) the deferred tax liability associated with goodwill and other intangibles.

[3] The Federal Reserve Bank has granted interim capital relief for the impact of pension liability adjustment.

Popular, Inc.
Financial Supplement to Fourth Quarter 2011 Earnings Release
Table O - Financial Information - Westernbank Covered Loans
(Unaudited)
	Quarter ended
(In thousands)	December 31, 2011	September 30, 2011	Variance
Interest income:
Interest income on covered loans, except for discount accretion on ASC 310-20 covered loans
	$88,424	$102,308	$(13,884)
Discount accretion on ASC 310-20 covered loans	-	3,501	(3,501)
Total interest income	88,424	105,809	(17,385)
FDIC loss share (expense) income:
(Amortization) accretion of indemnification asset	(24,217)	(21,072)	(3,145)
80% mirror accounting on provision for loan losses for reductions in expected cash flows that are reimbursable by the FDIC [1]
	38,670	20,458	18,212
80% mirror accounting on discount accretion on loans and unfunded commitments accounted for under ASC 310-20
	(302)	(2,916)	2,614
Other	3,296	(1,831)	5,127
Total FDIC loss share income (expense)	17,447	(5,361)	22,808
Other non-interest income	1,092	-	1,092
Total revenues	106,963	100,448	6,515
Provision for loan losses	55,900	25,573	30,327
Total revenues less provision for loan losses	$51,063	$74,875	$(23,812)

[1] Reductions in expected cash flows for ASC 310-30 loans, which may impact the provision for loan losses, may consider reductions in both principal and interest cash flow expectations. The amount covered under the FDIC loss sharing agreements for interest not collected from borrowers is limited under the agreements (approximately 90 days); accordingly, these amounts are not subject fully to the 80% mirror accounting.

Quarterly average assets:	Quarter ended
(In millions)	December 31, 2011	September 30, 2011	Variance
Covered loans	$4,401	$4,557	$(156)
FDIC loss share asset	1,893	1,991	(98)
Note issued to the FDIC	344	1,057	(713)

Activity in the carrying amount and accretable yield of covered loans accounted for under ASC 310-30

	Quarter		Quarter
	December 31, 2011		September 30, 2011
(In thousands)	Accretable yield	Carrying amount of loans	Accretable yield	Carrying amount of loans
Beginning balance	$1,496,565	$4,076,913	$1,616,919	$4,216,808
Accretion	(82,866)	82,866	(96,418)	96,418
Changes in expected cash flows	56,560		(23,936)
Collections		(123,308)		(173,867)
Ending balance	1,470,259	4,036,471	1,496,565	4,139,359
Allowance for loan losses - ASC 310-30 covered loans		(83,477)		(62,446)
Ending balance, net of allowance for loan losses	$1,470,259	$3,952,994	$1,496,565	$4,076,913

CONTACT:
Popular, Inc.
Investor Relations:
Jorge A. Junquera, 787-754-1685
Chief Financial Officer
Senior Executive Vice President
or
Media Relations:
Teruca Rullán, 787-281-5170 or 917-679-3596/mobile
Senior Vice President
Corporate Communications